UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

These unaudited pro forma combined financial statements of Digital Turbine, Inc. (“the Company”) are presented to illustrate the estimated effects of the acquisition of Mobile Posse, Inc. (“Mobile Posse”), and the $20 million borrowing  under the Credit Agreement with Western Alliance Bank, dated as of February 28, 2020 (the “Loan Agreement”), the proceeds of which the Company used to pay a portion of the closing cash purchase price for the acquisition of Mobile Posse.

The historical financial information for Mobile Posse was prepared in accordance with SEC Rule 3-05 of Regulation S-X (“Rule 3-05”) for inclusion in these unaudited pro forma combined financial statements. The Company received a waiver from the SEC, and accordingly, the audited balance sheets of Mobile Posse as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive income (loss), shareholder’s equity, and cash flows for the fiscal year ended December 31, 2019 and for the period from April 3, 2018 to December 31, 2018 have been prepared for the Mobile Posse historical financial information for purposes of complying with Rule 3-05.

These unaudited pro forma combined financial statements have been presented for informational purposes only. The unaudited pro forma combined balance sheet combines the consolidated balance sheets of Digital Turbine and Mobile Posse, giving effect to the merger as if it had been consummated on December 31, 2019. The unaudited pro forma combined statements of operations for the nine months ended December 31, 2019, and for the twelve months ended March 31, 2019 for the Company and the period from April 3, 2018 through March 31, 2019 for Mobile Posse, combine the historical consolidated statements of operations of the Company and Mobile Posse, giving effect to the acquisition as if it had been consummated on April 3, 2018, the beginning of the earliest period presented. The Company and Mobile Posse have different fiscal year ends, with the most recent annual period of the Company ended on March 31, 2019, and the most recent annual period of the Company ended on December 31, 2019. As such, amounts related to the historical operations of Mobile Posse have been adjusted to align the period over which those operations occurred with the periods presented by adding the necessary quarterly results to match the Company’s fiscal reporting periods. In addition, certain line items of the balance sheet and income statements were combined or reclassified in order to make the information comparable.

These unaudited pro forma combined financial statements include adjustments that are directly attributable to the acquisition, are factually supportable and, with respect to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the financial results of the combined company. These unaudited pro forma combined financial statements have been developed from, and should be read in conjunction with, (1) the accompanying notes thereto, (2) the unaudited interim consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the nine months ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on February 10, 2020, (3) the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed with the SEC on June 3, 2019, and (4) the audited balance sheets of Mobile Posse as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive income (loss), shareholder’s equity, and cash flows for the fiscal year ended December 31, 2019 and for the period from April 3, 2018 to December 31, 2018, which are included in this Current Report on Form 8-K/A. The unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been if the acquisition had occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

DIGITAL TURBINE, INC.
PRO FORMA COMBINED BALANCE SHEET
As of December 31, 2019
(Unaudited)
(in thousands, except share and per share data)

	Historical Digital Turbine	Historical Mobile Posse	Pro Forma Adjustments		Pro Forma Combined
	US$	US$	US$	Footnote	US$
Current assets
Cash and cash equivalents	$33,714	$3,079	$—		$36,793
Restricted cash	165	—	—		165
Accounts receivable, net of allowances	26,694	12,912	—		39,606
Prepaid expenses and other current assets	2,141	1,129	—		3,270
Current assets held for disposal	1,527	—	—		1,527
Total current assets	64,241	17,120	—		81,361
Property and equipment, net	5,116	2,098	—		7,214
Right of use asset	2,029	—	2,380	(a)	4,409
Deferred tax assets	—	913	—		913
Intangible assets, net	—	4,713	39,387	(b)	40,200
Goodwill	42,268	8,556	5,269	(c)	55,018
Other non-current assets	—	61	—		61
Long-lived assets held for disposal	—	—	—		—
TOTAL ASSETS	$113,654	$33,461	$47,036		$189,176
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$20,820	$2,164	$—		$22,984
Accrued license fees and revenue share	16,264	—	—		16,264
Accrued compensation	3,296	905	—		4,201
Current portion of note payable	—	3,600	(2,350)	(d)	1,250
Warrant liability	6,300	—	—		6,300
Other current liabilities	4,285	5,868	(99)	(a)	10,054
Current liabilities held for disposal	3,431	—	—		3,431
Total current liabilities	54,396	12,537	(2,449)		64,484
Note payable, net	—	12,428	6,322	(e)	18,750
Warrant liability	—	—	—		—
Deferred tax liabilities	—	—	—		—
Other non-current liabilities	2,007	1,809	(2,281)	(a)	1,535
Total liabilities	56,403	26,774	1,592		84,769
Stockholders' equity
Preferred stock	100	1,677	(1,677)		100
Common stock	10	—	—		10
Additional paid-in capital	353,968	—	—		353,968
Treasury stock	(71)	—	—		(71)
Accumulated other comprehensive loss	(720)	—	—		(720)
Accumulated deficit	(296,036)	5,010	47,121		(248,880)
Total stockholders' equity	57,251	6,687	44,407		104,407
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$113,654	$33,461	$47,036		$189,176

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

DIGITAL TURBINE, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the nine months ended December 31, 2019
(Unaudited)
(in thousands, except share and per share data)

	Historical Digital Turbine	Historical Mobile Posse	Pro Forma Adjustments		Pro Forma Combined
	US$	US$	US$	Footnote	US$
Net revenues	$99,364	$44,343	$—		$143,707
Cost of revenues
License fees and revenue share	59,997	21,049			81,046
Other direct cost of revenues	1,022	1,562	6,615	(g)	8,614
Total cost of revenues	61,019	22,611	6,615		89,660
Gross profit	38,345	21,732	(6,615)		54,047
Operating expenses
Product development	8,312	5,659			13,971
Sales and marketing	7,534	3,865			11,399
General and administrative	12,212	4,488	(1,864)	(g)	14,739
Total operating expenses	28,058	14,012	(1,864)		40,109
Gain / (loss) from operations	10,287	7,720	(4,751)		13,938
Interest and other income / (expense), net
Interest income / (expense), net	100	(1,573)	701	(h) (i)	(772)
Foreign exchange transaction gain / (loss)	(1)	—			(1)
Change in fair value of warrant liability	(10,601)	—			(10,601)
Loss on extinguishment of debt	—	(590)	590	(j)	—
Other income / (expense)	474	—			474
Total interest and other income / (expense), net	(10,028)	(2,163)	1,291		(10,900)
Income / (loss) from operations before income taxes	259	5,557	(3,460)		3,038
Income tax provision	6	1,588			1,594
Net income / (loss) from continuing operations, net of taxes	253	$3,969	$(3,460)		1,444
Income / (loss) from discontinued operations	(171)				(171)
Net income / (loss) from discontinued operations	(171)				(171)
Net income / (loss)	82				1,273
Foreign currency translation adjustment	(364)				(364)
Comprehensive income / (loss):	$(282)				$909
Basic and diluted net income / (loss) per common share
Continuing operations	$—				$0.02
Discontinued operations	—				—
Net income / (loss)	$—				$0.02
Weighted average common shares outstanding, basic	83,869				76,977
Weighted average common shares outstanding, diluted	89,759				79,371

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

DIGITAL TURBINE, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the period April 3, 2018 through March 31, 2019 for Mobile Posse and April 1, 2018 through March 31, 2019 for Digital Turbine, Inc.
(Unaudited)
(in thousands, except share and per share data)

	Historical Digital Turbine	Historical Mobile Posse	Pro Forma Adjustments		Pro Forma Combined
	US$	US$	US$	Footnote	US$
Net revenues	$103,569	$59,387	$—		$162,956
Cost of revenues
License fees and revenue share	65,981	30,464			96,445
Other direct cost of revenues	2,023	1,903	8,820	(g)	11,966
Total cost of revenues	68,004	32,367	8,820		108,411
Gross profit	35,565	27,020	(8,820)		54,545
Operating expenses
Product development	10,876	6,316	—		17,192
Sales and marketing	8,212	5,095	—		13,307
General and administrative	13,032	10,448	(2,484)	(g)	20,866
Total operating expenses	32,120	21,859	(2,484)		51,365
Gain / (loss) from operations	3,445	5,161	(6,336)		3,180
Interest and other income / (expense), net
Interest income / (expense), net	(1,120)	(3,233)	2,071	(h) (i)	(2,282)
Foreign exchange transaction gain / (loss)	3	—	—		3
Change in fair value of convertible note embedded derivative liability	(1,008)	—	—		(1,008)
Change in fair value of warrant liability	(4,875)	—	—		(4,875)
Loss on extinguishment of debt	(431)	—	—		(431)
Other income / (expense)	153	—	—		153
Total interest and other income / (expense), net	(7,278)	(3,233)	2,071		(8,440)
Income / (loss) from operations before income taxes	(3,833)	1,928	(4,265)		(5,260)
Income tax provision	469	887	—		1,356
Net income / (loss) from continuing operations, net of taxes	(4,302)	$1,041	$(4,265)		(6,616)
Income / (loss) from discontinued operations	(1,708)				(1,708)
Net income / (loss) from discontinued operations	(1,708)				(1,708)
Net income / (loss)	(6,010)				(8,324)
Foreign currency translation adjustment	(31)				(31)
Comprehensive income / (loss):	$(6,041)				$(8,355)
Basic and diluted net income / (loss) per common share
Continuing operations	$(0.06)				$(0.09)
Discontinued operations	(0.02)				—
Net income / (loss)	$(0.08)				$(0.11)
Weighted average common shares outstanding, basic	77,440				77,440
Weighted average common shares outstanding, diluted	77,440				77,440

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

DIGITAL TURBINE, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

1.	Description of the Transaction

Stock Purchase Agreement
On February 6, 2020, Digital Turbine Media, Inc. (“DT Media”), a wholly-owned subsidiary of Digital Turbine, Inc. (the “Company), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with ACME Mobile, LLC (“ACME”), Mobile Posse, Inc., a wholly-owned subsidiary of ACME (“Mobile Posse”), and certain equity holders of ACME, pursuant to which DT Media would acquire (the “Acquisition”) all of the outstanding capital stock of Mobile Posse in exchange for an estimated total consideration of $66.0 million: (1) $41.5 million in cash to be paid at closing, subject to purchase price adjustments, and (2) an estimated earn-out of $24.5 million, to be paid in cash, based on Mobile Posse achieving certain future target net revenues, less associated revenue shares, over a twelve month period (the “Earn-Out Period”) following the closing of the Acquisition, noting that the earn-out amount is subject to change based on final results and calculation. Under the terms of the earn-out, over the Earn-Out Period, Digital Media would pay ACME a certain percentage of actual net revenues (less associated revenue shares) of Mobile Posse depending on the extent to which Mobile Posse achieves certain target net revenues (less associated revenue shares) for the relevant period. The earn-out payments would be paid every three months with a true-up calculation and payment after the first nine months of the Earn-Out Period. The transactions contemplated by the Purchase Agreement were consummated on February 28, 2020 (the “closing date”).
Loan Agreement with Western Alliance Bank
On February 28, 2020, the Company entered into a Credit Agreement with Western Alliance Bank (the “Bank”), which provides for (1) a term loan of $20 million, the proceeds of which the Company used to pay a portion of the closing cash purchase price for the Acquisition, and (2) a revolving line of credit of $5 million to be used for working capital purposes.

The term loan must be repaid on a quarterly basis beginning in July 2020 until the term loan maturity date of February 28, 2025, at which time the remaining unpaid principal balance must be repaid. The quarterly principal payment amounts increase from $250,000 to $1.25 million over the term of the term loan. In addition, the Company must, following each fiscal year-end, make principal repayments equal to a percentage of its excess cash flow (as defined under the Credit Agreement) for the fiscal year, which percentage is determined based on the Company’s total funded debt to consolidated adjusted EBITDA ratio.

The revolving line of credit matures on February 28, 2025.

Amounts outstanding under the Credit Agreement accrue interest at an annual rate equal to LIBOR (or, if necessary, a broadly-adopted replacement index) plus 3.75%. The obligations under the Credit Agreement are secured by a perfected first-priority security interest in all the assets of the Company and its subsidiaries. The Credit Agreement contains customary covenants, representations and events of default, and also requires the Company to comply with a fixed charge coverage ratio and total funded debt to consolidated adjusted EBITDA ratio.

2.	Basis of Presentation

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations, with the Company considered as the accounting acquirer and Mobile Posse as the accounting acquiree. Accordingly, consideration given by the Company to complete the acquisition of Mobile Posse will be allocated to assets and liabilities of Mobile Posse based on their estimated relative fair values as of the completion date of the acquisition. The accounting for the acquisition of Mobile Posse is based upon valuations that are preliminary and are subject to change (see Note 1 for additional information).

The unaudited pro forma combined financial statements do not reflect the costs of any integration activities including planning costs or any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the merger, except to the extent that such integration costs have been incurred during the periods presented. In addition, the unaudited pro forma combined financial statements (excluding the balance sheet) do not include costs directly attributable to the transaction or professional fees incurred by the Company or Mobile Posse as part of the acquisition as those costs are not considered part of the purchase price. The pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial statements presented below. Digital Turbine estimated the fair value of Mobile Posse’s assets and liabilities based on discussions with Mobile Posse's management, preliminary valuation studies, due diligence and information presented in public filings. Upon completion of the final valuation studies, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of operations. There can be no assurance that such finalization will not result in material changes.

The total purchase price of the transaction is estimated as follows (in thousands):

Cash	$41,500
Plus: Estimated earn-out	23,735
Plus: Working capital surplus	635
Plus: Cash	4,613
Total estimated purchase price	$70,483

Under the acquisition method of accounting, the total estimated purchase price as shown in the table above is allocated to the Mobile Posse’s net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the completion of the transaction. The purchase price has been allocated based on estimates taking into account various factors as described in the introduction to these unaudited pro forma combined financial statements.
The allocation of the estimated purchase price is as follows (in thousands):

Current assets	$15,899
Property and equipment, excluding developed technology	2,041
Developed technology	1,600
Customer relationships - programmatic ad platform	25,500
Customer relationships - content recommendation	17,000
Goodwill	17,524
Other long-term non operating assets	363
Current liabilities	(7,674)
Other long-term non operating liabilities	(1,770)
Total estimated purchase price	$70,483

1.	Adjustment of Mobile Posse Inc’s. Financial Statements

Digital Turbine and Mobile Posse have different fiscal year ends, with the most recent annual period of Digital Turbine ended on March 31, 2019, and the most recent annual period of Mobile Posse ended on December 31, 2019. As such, amounts related to the historical operations of Mobile Posse have been adjusted to align the period over which those operations occurred with the periods presented by (i) adding the results for the quarter ended March 31, 2019 to, and deducting the results for the quarter ended March 31, 2018 from the results for the fiscal year ended December 31, 2019 starting with the period as of April 3, 2018, and (ii) deducting the results for the quarter ended March 31, 2019 from the results for the year ended December 31, 2019.

2.	Pro Forma Adjustments

Certain reclassifications have been made to conform Mobile Posse’s historical reported balances to Digital Turbine’s financial statement basis of presentation.
The pro forma adjustments included in the unaudited pro forma financial statements are as follows:
Pro Forma Balance Sheet Adjustments:
(a) Right-of-use asset. Adjustment reflects a gross-up of the consolidated balance sheet with the recording of a right-of-use asset and a corresponding financial liability partially offset by the relief of other liability accounts related to the change in accounting standard for Mobile Posse.
(b) Intangible assets. Adjustment reflects the portion of the purchase price allocation relating to identified intangible assets, including advertiser and publisher relationships, and the elimination of Mobile Posse historical intangibles, net.

(c) Goodwill. Adjustment reflects the portion of the purchase price allocation relating to goodwill and the elimination of Mobile Posse historical goodwill.
(d) Short-term debt. Adjustment eliminates Mobile Posse historical debt and records the Loan Agreement with Western Alliance Bank.
(e) Long-term debt. Adjustment eliminates Mobile Posse historical debt and records the Loan Agreement with Western Alliance Bank.
(f) Preferred Stock. Adjustment eliminates Mobile Posse historical preferred stock.
Pro Forma Statements of Operations Adjustments:
(g) Amortization of intangible assets. Adjustment to remove the impact of Mobile Posse historical intangible amortization expense and record the estimated amortization expense on identified intangible assets recorded as part of the purchase price allocation. The adjustment is based on estimated useful lives of 5 years for customer relationships and 5 years for developed technology.
(h) Interest expense. Adjustment to eliminate Mobile Posse historical interest expense and record interest on Loan Agreement with Western Alliance Bank.
(i) Interest expense. Adjustment to eliminate Mobile Posse historical amortization of debt discount and debt issuance costs and record amortization of debt issuance costs on Loan Agreement with Western Alliance Bank.
(j) Loss on extinguishment of debt. Eliminate Mobile Posse historical loss on extinguishment of debt.